Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 17, 2025, with respect to the consolidated financial statements of Quanterix Corporation included in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-284932) and the related Joint Proxy/Prospectus of Quanterix Corporation for the registration of its common stock.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 28, 2025